34


                                CREDIT AGREEMENT

                            Dated as of June 28, 2001

TRANSACTION SYSTEMS ARCHITECTS, INC., a Delaware corporation ("TSA") and ACI WORLDWIDE INC., a Nebraska corporation ("ACI") (TSA and ACI are sometimes hereinafter individually and collectively referred to as the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), hereby agree as follows:

                                    ARTICLE I
                          AMOUNTS AND TERMS OF ADVANCES

SECTION 1.01.     COMMITMENT AND ADVANCES

(A) Commitment. The Bank agrees, on the terms and conditions hereinafter set forth, to make advances (the "Advances") to the Borrower from time to time during the period from the date hereof to and including June 27, 2002 (the "Termination Date") in an aggregate amount not to exceed at any time outstanding the sum of Twenty-Five Million Dollars ($25,000,000) (the Bank's obligation to make such Advances under the terms of this Agreement is hereinafter referred to as the "Commitment"). Within the limits of the Commitment, the Borrower may borrow, repay pursuant to Section 1.04, and reborrow under this Section 1.01(A).

(B) Purpose of Advances. The Advances shall be used only for working capital and general corporate purposes of the Borrower.

(C) Recordation of Amount of Advances. In the absence of manifest error, the books and records of the Bank shall be conclusive and binding upon the Borrower as to the principal balance of the Advances outstanding at any time and the amount of accrued interest.

SECTION 1.02.     MAKING ADVANCES.

(A) Advance Requests. Each Advance shall be made on written notice from the Borrower to the Bank signed by Larry G. Fendley, Dwight G. Hanson, Edward C. Fuxa, or James R. Walker, or such other person or persons as the Borrower may from time to time designate in writing to the Bank (such persons are hereinafter referred to as "Designated Individuals") delivered before 12:00 p.m. (Omaha, Nebraska time) on a Business Day (as defined below) specifying the amount of such Advance, the interest rate applicable thereto under Section 1.04, and, for each LIBOR Rate Advance, the Interest Period applicable thereto (each such notice is hereinafter referred to as an "Advance Request"); provided, however, that:

         (1) Any Advance Request for a LIBOR Rate Advance (as defined below) shall be delivered to the Bank not later than 12:00 p.m. (Omaha, Nebraska time) at least two New York Banking Days preceding the first day of the Interest Period applicable to such LIBOR Rate Advance; and

         (2) The Bank may, in its discretion, make Advances at the Index-Based Rate pursuant to verbal requests (whether in person or by telephone) from any of the Designated Individuals, provided, that: (a) the Borrower shall confirm such verbal request in writing promptly after making such verbal request, and (b) the Bank shall have no liability to the Borrower or any other person with respect to Advances made by the Bank in good faith pursuant to any such verbal request.

(B) Availability of Advances. Subject to the advance notification requirements for a LIBOR Interest Period set forth in Section 1.02(A)(1), not later than 2:30 p.m. (Omaha, Nebraska time) on the date of such Advance Request (or, in the case of a LIBOR Rate Advance, on the second New York Banking Day following the date of such Advance Request) and upon fulfillment of the applicable conditions set forth in Article II, the Bank will make such Advance available to the Borrower in same day funds by depositing such Advance in an account maintained by the Borrower at the Bank, at the Bank's address referred to in Section 6.02. The Bank may rely without further investigation on the information set forth in any Advance Request.

(C) Minimum Amounts. Each LIBOR Rate Advance (as defined below) shall be in the minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Index Rate Advance (as defined below) shall be in the minimum amount of $10,000 or any integral multiple of $5,000 in excess thereof.

SECTION 1.03.     BORROWING BASE REPORTING.

(A) Borrowing Base Defined. As used in this Agreement, the "Borrowing Base" shall be an amount equal to seventy-five percent (75%) of Eligible Domestic Accounts, plus (2) zero percent (0%) of Eligible Foreign Accounts. From time to time as required herein, the Borrower shall deliver to the Bank a certificate in substantially the form of Exhibit "A" attached hereto, signed by the chief financial officer of the Borrower, setting forth the information and calculations necessary for the determination of the Borrowing Base (each, a "Borrowing Base Certificate").

(B) Eligible Accounts Defined; Exclusions. "Eligible Domestic Accounts" shall consist solely of trade accounts of the Borrower and the Borrower's subsidiaries listed on Schedule 1.03(B) attached hereto (collectively, the "Primary Subsidiaries") with respect to account debtors located in the United States, for which invoices have been delivered to the respective account debtors, which accounts have been created in the ordinary course of the business and upon which the right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever. "Eligible Foreign Accounts" shall consist solely of those trade accounts of the Borrower and the Primary Subsidiaries with respect to account debtors located outside of the United States, which accounts have been created in the ordinary course of business and upon which the right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever. Notwithstanding the foregoing, the following shall not be included in either Eligible Domestic Accounts or Eligible Foreign Accounts:

         (1) Any Eligible Domestic Account which is more than one hundred twenty
         (120) days past invoice date, unless such account is supported by a letter of credit acceptable to the Bank;

         (2) Any Eligible Foreign Account which is more than ninety (90) days past invoice date, unless such account is supported by a letter of credit acceptable to the Bank;

         (3) Any Eligible Domestic Account if more than twenty-five percent (25%) of the aggregate amount of accounts of such customer have at the time remained unpaid for more than one hundred twenty (120) days after invoice date;

         (4) Any Eligible Foreign Account if more than twenty-five percent (25%) of the aggregate amount of accounts of such customer have at the time remained unpaid for more than ninety (90) days after invoice date;

         (5) any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted; provided, however, in cases where the account debtor has a contractual right of setoff against an account owed by such debtor to the Borrower or the Primary Subsidiaries (which right of offset is not disputed by Borrower or the Primary Subsidiaries), such account shall only be excluded under this Section 1.03(B)(2) to the extent of the setoff claimed by the account debtor;

         (6) any account which arises from the sale or lease to or performance of services for, or represent an obligation of, an employee, affiliate, parent or subsidiary;

         (7) customer clearing accounts, bank overdrafts, and outstanding checks or drafts;

         (8) accounts subject to any Factoring Agreement (as defined below); and

         (9) any account deemed ineligible by the Bank in its reasonable discretion based on the creditworthiness of the account debtor, as determined by the Bank in a manner generally consistent with similar determinations made by the Bank from time to time.

SECTION 1.04.     REPAYMENT AND INTEREST.

(A) Repayment. The Borrower shall repay the aggregate unpaid principal amount of all Advances, with interest thereon as provided herein, in accordance with the terms of this Agreement and the Promissory Note of the Borrower in substantially the form of Exhibit "B" attached hereto (the "Note").

(B) Interest Rate Options. Interest on each Advance hereunder shall accrue from the date of such Advance until such Advance is paid in full at one of the following per annum rates selected by Borrower in the applicable Advance
Request:

         (1) The prime rate announced by the Bank from time to time, as and when such rate changes (the "Index Rate"), less One-Quarter of One Percent (0.25%) (the "Index-Based Rate"); or

         (2) Subject to the advance notification requirements set forth in
         Section 1.02(A)(1), the 1, 2, 3 or 6 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR Rate Advance)(the "LIBOR Rate") plus One and Three-Quarters Percent (1.75%) (the "LIBOR-Based Rate").

The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Advances to which the Index-Based Rate are applicable are referred to herein as "Index Rate Advances", and Advances to which the LIBOR-Based Rate are applicable are referred to herein as "LIBOR Rate Advances."

(C) Payment of Interest. Interest on Advances shall be payable as follows: (1) for all Index Rate Advances, interest shall be payable monthly in arrears; and
(2) for all LIBOR Rate Advances, interest shall be payable at the earlier to occur of: (a) the next Quarterly Payment Date, or (b) the end of the applicable Interest Period. All accrued interest remaining unpaid on all Advances shall be due on the Termination Date.

(D) Payment of Principal. Principal of all Index-Rate Advances shall be due and payable in full on the Termination Date. Principal of all LIBOR Rate Advances shall be due and payable at the end of the applicable Interest Period, but in no event later than the Termination Date.

(E) Prepayment. The Borrower may prepay any Index Rate Advance, in whole or in part, at any time and without penalty. The Borrower may not prepay any LIBOR Rate Advance prior to the expiration of the then-applicable Interest Period without the express written consent of the Bank, which the Bank will not grant except upon the terms and subject to the conditions hereinafter provided. Lender's consent to the prepayment of any LIBOR Rate Advance prior to the end of the then-applicable Interest Period shall be conditioned upon the following:

         (1) The Borrower shall have given to the Bank not less than five days prior written notice of the Borrower's intent to prepay such LIBOR Rate Advance, specifying the amount to be prepaid and the date of prepayment;

         (2) Any prepayment of a LIBOR Rate Advance shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Advance.

         (3) Together with such prepayment, the Borrower shall pay all Breakage Costs (as defined below).

(F) Breakage Costs. In connection with the prepayment of any LIBOR Rate Advance prior to the last business day of the applicable Interest Period, whether as a result of a voluntary prepayment or due to acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and the Interest Differential (as determined by the Bank) incurred as a result of such prepayment (collectively, "Breakage Costs"). The term "Interest Differential" shall mean that sum equal to the greater of zero (0) or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments as of the first day of the LIBOR Rate Advance) had prepayment not occurred and the interest the Bank will actually earn (from like investments as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value.

(G) Failure to Select Interest Rate Option or Interest Period. In the event that no rate is selected in an Advance Request, the applicable interest rate shall be deemed to be the Index-Based Rate. In the event that any Advance Request specifies a LIBOR Rate Advance but fails to specify an Interest Period, the Interest Period applicable to such LIBOR Rate Advance shall be deemed to be one month. In the event that the Borrower does not timely select an interest rate option at least two banking days before a LIBOR Rate Advance expires and such Advance is not paid in full at the expiration of such Interest Period, such LIBOR Rate Advance shall automatically be converted to an Index Rate Advance, such conversion being effective as of the expiration of the Interest Period for such LIBOR Rate Advance.

(H) Interest Period for LIBOR Rate Advances. The interest period of 1, 2, 3 or 6 months for any LIBOR Rate Advance, as selected by Borrower in the applicable Advance Request (each, an "Interest Period"), shall begin on the date of such LIBOR Rate Advance and end on the last day of such Interest Period, provided, however, that no Interest Period shall extend beyond the Termination Date.

(I) Unavailability of LIBOR Rate. Notwithstanding anything to the contrary contained herein, if on any date on which a LIBOR Based Rate is to be determined pursuant hereto, the Bank determines that deposits in U.S. dollars are not being offered in the relevant amounts or for the relevant maturities to its lending office in the London interbank dollar market and/or the LIBOR Rate is otherwise not determinable for any reason whatsoever and/or the LIBOR Rate does not accurately cover the cost to the Bank of making or maintaining such type of Advances, then the Bank's obligation to make LIBOR Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. The Borrower shall pay interest on the unpaid principal amount of each Advance made during the period of any such suspension from the date of such Advance until such principal amount is paid in full, payable on the last day of each calendar month during such period at a fluctuating interest rate equal to the Index-Based Rate (as defined below).

(J) Changes In Index Rate. Changes in the Index Based Rate shall be effective immediately upon the corresponding change in the Index Rate.

(K) Default Rate. Upon the occurrence of an Event of Default, the Borrower shall pay interest on demand at the Default Rate on the principal amount of all Advances outstanding until the date such Advances are paid in full. The "Default Rate" is a fluctuating rate equal to 2% per annum above the then-applicable Index Rate.

(L) Usury. It is the intention of the Bank and the Borrower hereof that the Note and this Agreement and all provisions hereof and of all documents securing the Note conform in all respects to applicable law so that no payment of interest or other sum construed to be interest shall exceed the highest lawful rate permissible. In determining the rate of interest paid or payable under this Agreement and the Note or any of the loan Documents, all funds paid or to be paid as interest or construed to be interest shall be prorated, allocated, or spread as permitted under applicable law. If, through any circumstances, the contract of the Borrower and the Bank would result in payment, receipt or reservation of sums exceeding the highest lawful interest rate applicable to this transaction, or if the Borrower pays or lender receives or reserves any sum as interest or construed to be interest in excess of such rate, then, ipso facto, (1) the amount contracted for shall be automatically reduced to the highest lawful rate authorized for this transaction, and (2) the amount of excess interest paid shall be applied to the reduction of the principal balance of the Note, if any, and if the principal balance has been fully paid, the excess interest shall be refunded to the Borrower and the Borrower agrees to accept such refund. Thereupon, to the extent permitted by law, the Bank shall not be subject to any penalty provided for the contracting for, charging, or receiving of interest in excess of such highest lawful rate, regardless of when or the circumstances under which such refund or application was made.

SECTION 1.05.     [RESERVED].

SECTION 1.06. PAYMENTS AND COMPUTATIONS. The Borrower shall make each payment hereunder and under the Note not later than 12:00 noon (Omaha, Nebraska time) on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 6.02 in same day funds. All computations of interest and fees hereunder and under the Note shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

SECTION 1.07. PAYMENT ON NONBUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public or bank holiday in Omaha, Nebraska (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day (except that in the case of a LIBOR Rate Advance where the next succeeding Business Day falls in the next succeeding calendar month, then such payment shall be made on the next preceding Business Day with interest adjusted accordingly), and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

SECTION 1.08. COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment fee ("Commitment Fee") on the average daily unused portion of the Commitment from the date hereof at the rate of one quarter of one percent (0.25%) per annum payable in arrears on each Quarterly Payment Date and on the Termination Date.

                                   ARTICLE II
                              CONDITIONS PRECEDENT

SECTION 2.01. CONDITION PRECEDENT TO INITIAL ADVANCE. The obligation of the Bank to make its initial Advance is subject to the condition precedent that the Bank shall have received at least two Business Days before the day of such Advance the following, each in form and substance satisfactory to the Bank:

(A)      Loan   Documents.   The   following   documents,   duly  executed  (and
acknowledged, if required by form) by all parties thereto (collectively, the "Loan Documents"):

         (1)      This Agreement;

         (2)      The Note;

         (3) Pledge Agreements from TSA and ACI, each in substantially the form attached hereto as Exhibit C" (the "Pledge Agreements");

         (4) Security Agreements of the Borrower and each of the Primary Subsidiaries, in substantially the form attached hereto as Exhibit "D" (the "Security Agreements");

         (5) Acknowledgement copies of proper Financing Statements (Form UCC-1) of the Borrower and each of the domestic Primary Subsidiaries duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Security Agreements to which such domestic Primary Subsidiaries are a party (collectively, the "Financing Statements");

         (6) Guaranties of each of the Primary Subsidiaries, substantially in the form of Exhibit "E" attached hereto, pursuant to which such Primary Subsidiaries unconditionally guarantee the prompt payment and performance of all obligations of the Borrower under the Loan Documents (collectively, the "Guaranties").

(B) UCC Searches. Certified copies of Requests for Information (Form UCC-11), or equivalent reports, listing the Financing Statements and all other effective financing statements which name the Borrower (under its present name and any previous name) or any of the Primary Subsidiaries as debtor and which are filed in the jurisdictions in which the Financing Statements are to be filed, together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by the Security Agreements);

(C) Evidence of Insurance. Evidence of the insurance required by the terms of the Loan Documents;

(D) Evidence of Actions Relating to Security Interests. Evidence that all other actions necessary or, in the opinion of the Bank, desirable to create, perfect and protect the security interests created by the Loan Documents have been taken;

(E) Resolutions. Certified copies of the resolutions of the board of directors (or other governing body, as appropriate) of the Borrower and each of the Primary Subsidiaries approving each Loan Document to which it is a party and certified copies of all documents evidencing other necessary action and governmental approvals, if any, with respect to such Loan Document.

(F) Incumbency Certificate. A certificate of the Secretary of the Borrower certifying the names, titles, and true signatures of the President or other officers of the Borrower authorized to sign each Loan Document and the other documents to be delivered by it hereunder, together with similar documentation for each of the Primary Subsidiaries.

(G) Opinion. A favorable opinion of Erickson & Sederstrom, P.C., counsel for the Borrower, substantially the form of Exhibit "F" as to: (1) the existence and authority of the Borrower and each Primary Subsidiary organized under the laws of any of the United States (the "Domestic Subsidiaries"); (2) the enforceability of each Loan Document to which the Borrower or any of the Domestic Subsidiaries is a party against the Borrower or such Domestic Subsidiary, as applicable, and (3) such other matters as the Bank may reasonably request.

(H) Intercreditor Agreements. The original, fully-executed Intercreditor Agreement among the Bank, the Borrower, and Fleet, in substantially the form attached hereto as Exhibit "G".

(I) Collateral Inspection. The Bank shall have conducted an examination of all collateral described in the Loan Documents, with the results of such examination being acceptable to the Bank.

(J) Certificates. The Bank shall have received a Borrowing Base Certificate and Compliance Certificate satisfactory to the Bank.

SECTION 2.02. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

(A) Accuracy of Representations, Etc.; No Default. The following statements shall be true (and the submission of each Advance Request and receipt by the Borrower of any proceeds of such Advance shall be deemed to constitute a representation and warranty by the Borrower that such statements are true on such date):

         (1) The representations and warranties contained in Article III of this Agreement and the other Loan Documents are correct on and as of the date of such Advance as though made on and as of such date;

         (2) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default (as defined in Section
         5.01 hereof) or would constitute an Event of Default but for any requirement that notice be given or time elapse or both.

(B) Other Approvals. The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Bank as follows:

(A) Organization. TSA is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware. ACI is a corporation duly formed, validly existing and in good standing under the laws of Nebraska. Each of the Primary Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of TSA and the Primary Subsidiaries are authorized to transact business in the State of Nebraska (or the failure to be so authorized will not have a material adverse effect on the obligations of such parties under the Loan Documents). Each of TSA and the Primary Subsidiaries have obtained all licenses, authorizations and permits required under applicable law for the conduct of its business in each jurisdiction in which such licensure or permitting is required.

(B) Power and Authority. The Borrower and each of its subsidiaries (including the Primary Subsidiaries) have all necessary power and authority to conduct their respective businesses as presently conducted. The execution, delivery and performance by the Borrower and each of the Primary Subsidiaries of each Loan Document to which it is or will be a party are within the powers of the Borrower and such Primary Subsidiary, have been duly authorized by all necessary action, do not contravene:

         (1) The articles of incorporation or bylaws (or other formation and operation documents and agreements) of the Borrower or such Primary Subsidiary, or

         (2)      any  law  or  any  contractual   restriction   binding  on  or
         affecting the Borrower or such Primary Subsidiary.

Such execution, delivery and performance do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant thereto) upon or against the Borrower or any such Primary Subsidiary or with respect to any of their respective properties.

(C) No Authorization Required. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower and the Primary Subsidiaries of any Loan Document to which it is a party.

(D) Binding Obligations. This Agreement is, and each other Loan Document to which the Borrower or any Primary Subsidiary is or will be a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower and such Primary Subsidiary, respectively enforceable against the Borrower and such Primary Subsidiary, respectively in accordance with their respective terms.

(E) Financial Statements. The Borrower has heretofore delivered to the Bank a copy of TSA's: (i) Annual Report on Form 10-K for the fiscal year ended as of September 30, 2000; (ii) Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2000 and March 31, 2001 (the "TSA Reports"). The financial statements contained in the TSA Reports were prepared on a consolidated basis in accordance with generally accepted accounting principles on a basis consistent with that of the previous fiscal year or period (hereinafter, "GAAP"), except where otherwise noted in the financial statements, and fairly reflect the financial position of the Borrower and all of its subsidiaries as of the date thereof, and the results of the respective operations for the Borrower and its subsidiaries for the period covered thereby. Neither the Borrower nor any of its subsidiaries has any significant known contingent liabilities other than as indicated on said financial statements, and since said date of March 31, 2001, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its subsidiaries.

(F) No Liens, Etc. Except for a portion of receivables which have been factored by the Borrower in the ordinary course of business pursuant to an existing factoring agreement dated March 31, 2000 (the "Fleet Factoring Agreement"), between the Borrower and Fleet Business Credit Corporation ("Fleet"), none of the assets of the Borrower is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for: (a) current taxes not delinquent or taxes being contested as provided by law in good faith and by appropriate legal proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate legal proceedings, but not involving any deposits or advances of borrowed money or the deferred purchase price of property or services; and (c) to the extent specifically shown in the financial statement referred to above.

(G) Other Restrictions. Neither the Borrower nor any of its subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction, nor subject to any judgment, decree or order of any court or governmental body, which the Borrower knows or reasonably should know may have a material and adverse effect on the business, assets, liabilities, financial condition, or operations of the Borrower or such subsidiary, or the obligations of the Borrower under the Loan Documents. Except as disclosed in
Schedule 3.01(G) attached hereto, the Borrower has no, nor with reasonable diligence should have had, knowledge of or notice that the Borrower or any of its subsidiaries is in default with respect to the performance, observance or fulfillment of any obligations, covenants or conditions contained in any agreement, instrument, charter or other corporate restriction, judgment, decree or order of any court or governmental body that might have a material adverse impact on the Borrower or its subsidiaries.

(H) No Transfer of Assets. Except for: (1) transfers in the ordinary course of business, (2) transfers made pursuant to the Fleet Factoring Agreement described above, and (3) those transfers disclosed in Schedule 3.01(H) attached hereto, neither the Borrower nor any of its subsidiaries has sold, conveyed, transferred, disposed of, or otherwise further encumbered, any material amount of their respective assets within the last ninety (90) days.

(I) No Litigation. There is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, would result in a material adverse effect on the financial condition or operations of the Borrower or any of its subsidiaries, except as disclosed in Schedule 3.01(I) attached hereto.

(J) Use of Proceeds. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

(K) Margin Stock. Neither the Borrower nor any of its subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(L) Status Under Investment Company Act. None of the Borrower or its subsidiaries are an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(M) No Violation of Environmental Laws. The Borrower has not received notice of, nor knows of, nor suspects any facts which might constitute any violations by the Borrower or its subsidiaries of any federal, state and local, environmental, health, and safety laws, codes and ordinances in all rules and regulations promulgated thereunder (hereinafter collectively referred to as "Environmental Laws") with respect to the business, operations, assets, equipment, property, leaseholds or other facilities of the Borrower or its subsidiaries. There is no present violation of Environmental Laws with respect to any property owned, leased, or occupied by the Borrower or its subsidiaries.

(N) Taxes. The Borrower and each of its subsidiaries have: (1) timely filed all state, federal, local and foreign tax returns which it is obligated to file, and
(2) paid when due all taxes and other impositions of any nature whatsoever imposed by any federal, state or foreign government or other authority, on or with respect to the Borrower or its subsidiaries or any of their respective properties, including, without limitation, all income taxes, ad valorem property taxes, sales and use taxes, excise taxes, and general or special assessments.

(O) ERISA. The Borrower and all of its subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder (collectively, "ERISA") to the extent applicable to the Borrower and its subsidiaries, except for any noncompliance which could not reasonably be expected to result in any material adverse change in the properties, business or operations of the Borrower. Borrower has received no notice to the contrary from the Pension Benefits Guaranty Corporation ("PBGC") or any other governmental agency.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01. AFFIRMATIVE COVENANTS OF THE BORROWER. So long as any amount payable hereunder or under the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will (and, to the extent applicable, will cause each of its subsidiaries to):

(A) Corporate Existence, Etc. Preserve and maintain its corporate existence and keep in force and effect all licenses, permits and franchises necessary and material to the proper conduct of its business; maintain, preserve and keep its property, plant and equipment, including, without limitation, all tangible and intangible assets, in good repair, working order and condition.

(B) Compliance With Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including without limitation, all applicable Environmental Laws and ERISA, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property prior to the initial Advance hereunder and thereafter except to the extent contested in good faith.

(C) Visitation Rights; Collateral Examination. Permit the Bank or any agents or representatives thereof to examine and make copies of abstracts from the records and books of account of, and visit the properties of the Borrower and its subsidiaries, conduct field collateral examinations at the expense of the Borrower and at any reasonable time and from time to time discuss the affairs, finances and accounts of the Borrower and its subsidiaries with any of their respective officers or directors.

(D)      Reporting Requirements.  Furnish to the Bank:

         (1) as soon as available and in any event within 50 days after the end of each fiscal quarter of TSA, a copy of the consolidated financial statements (including balance sheets, statements of income and cash flows, all accompanying notes thereto and management letters) for the Borrower and all of its subsidiaries for such quarter, prepared on a consolidated basis in accordance with GAAP, reviewed in accordance with Statement on Accounting Standards No. 71 by Arthur Andersen or other independent certified public accountants reasonably acceptable to the Bank, together with related 10-Q filings made with the Securities and Exchange Commission (the "SEC"), which documents shall be sent directly by such accountants to the Bank (provided, however, that to the extent such documentation is available for downloading by the Bank through the SEC's EDGAR database, and the Bank has received from such accountants all remaining documentation required under this paragraph, the delivery requirement of this Section 4.01(D)(1) shall be deemed satisfied);

         (2) as soon as available and in any event within 100 days after the end of each fiscal year of TSA, a copy of the consolidated financial statements (including balance sheets, statements of income and cash flows, all accompanying notes thereto and management letters) for the Borrower and all of its subsidiaries for such year, prepared on a consolidated basis in accordance with GAAP, audited and certified without qualification by Arthur Andersen or other independent certified public accountants reasonably acceptable to the Bank, together with related 10-K filings made with the SEC; which documents shall be sent directly by such accountants to the Bank (provided, however, that to the extent such documentation is available for downloading by the Bank through the SEC's EDGAR database, and the Bank has received from such accountants all remaining documentation required under this paragraph together with a letter from such accountants to the Bank indicating that the information available through EDGAR has been audited and certified by such accountants as provided herein, the delivery requirement of this Section 4.01(D)(2) shall be deemed satisfied);

         (3) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any of its subsidiaries files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any of its subsidiaries receives from such entities;

         (4) as soon as available and in any event within thirty (30) days after the end of each Quarterly Payment Date, unless requested more often by the Bank, a duly completed Borrowing Base Certificate setting forth the Borrowing Base as of such Quarterly Payment Date;

         (5) promptly upon the completion of each fiscal quarter, a compliance certificate, in substantially the form of Exhibit "H" attached hereto (each, a "Compliance Certificate"), setting forth the Borrower's calculations of its Consolidated Tangible Net Worth, Consolidated Working Capital, and Consolidated EBITDAR (each as defined below), signed by the Chief Financial Officer of the Borrower.

         (6) promptly, upon the occurrence of an Event of Default or an event that but for the passage of time or the giving of notice or both would constitute an Event of Default, notice of such Event of Default or event;

         (7) promptly, upon the occurrence or claimed occurrence of a default, breach or event of default under any note or any other evidence of indebtedness or agreement of the Borrower or any subsidiary (or any event that but for the passage of time or the giving of notice or both would constitute a default) under any other agreement to which the Borrower or any of its subsidiaries is a party pursuant to which the obligations or liabilities (or claimed obligations or liabilities) of the Borrower or such subsidiary are in excess of $1,000,000, notice of such occurrence, default, event or claim;

         (8) promptly, upon filing of, or receipt of notice or service thereof, notice of any litigation filed by or against the Borrower or any of its subsidiaries (including the Primary Subsidiaries), where the amount in question exceeds $1,000,000, or which could have a material adverse effect on the ability of the Borrower or such subsidiary to perform its obligations under the Loan Documents to which it is a party;

         (9) if requested by the Bank, (a) a listing of all accounts, notes receivable and inventory of the Borrower and its subsidiaries, and (b) listing of all of accounts payable of the Borrower and its subsidiaries, all of the foregoing certified by the chief financial officer of the Borrower;

         (10) promptly, upon the occurrence or claimed occurrence of any event (including, without limitation, any default, breach or event of default) which, under the terms of any Factoring Agreement, could result in any obligation of the Borrower to Fleet or claim for damages by Fleet against the Borrower in excess of $1,000,000.

         (11) such other information respecting the condition or operations, financial or otherwise, of the Borrower and its subsidiaries as the Bank may from time to time reasonably request; and

(E) Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than $140,000,000. "Consolidated Tangible Net Worth" means the total stockholders' equity of the Borrower and the Primary Subsidiaries, minus the amount of all intangibles, and excluding "accumulated other comprehensive income," all as determined in accordance with GAAP.

(F) Working Capital. Maintain at all times a minimum Consolidated Working Capital of $60,000,000. "Consolidated Working Capital" means the excess of current assets of the Borrower and the Primary Subsidiaries over current liabilities of the Borrower and the Primary Subsidiaries, current assets and current liabilities each to be determined in accordance with GAAP.

(G) EBITDAR. Maintain at all times a minimum Consolidated EBITDAR of $40,000,000. "Consolidated EBITDAR" means for any period, the total of the following each calculated without duplication for the Borrower and the Primary Subsidiaries on a consolidated basis for such period: (i) net income from operations; plus (ii) any provision for (or less any benefit from) income taxes included in determining such net income; plus (iii) interest expense deducted in determining such net income; plus (iv) amortization and depreciation expense deducted in determining such net income; plus (v) rental expense deducted in determining such net income; plus (vi) other extraordinary non-cash charges (such as writing off good will), plus (vii) for measurement periods ending no later than September 30, 2001, certain extraordinary cash charges shown on
Schedule 4.01(G) not to exceed $6,500,000 in the aggregate as they are incurred; in each case determined in accordance with GAAP to the extent applicable. Consolidated EBITDAR shall be measured quarterly based upon the four quarter period then ended.

(H)      GAAP.  Maintain a standard accounting system in accordance with GAAP.

(I) Insurance. In addition to and without limiting any insurance requirements in the Loan Documents, maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to the Borrower's (and its subsidiaries'), including but not limited to fire, extended coverage, public liability and property damage, carried with companies and in amounts satisfactory to the Bank. Schedules setting forth all insurance then in effect shall be delivered to the Bank from time to time at the Bank's request; cause the Bank to be named as loss payee on all such insurance relating to the collateral described in the Loan Documents; cause such policies of insurance to provide that any policy may not be cancelled or terminated without the insurance company giving the Bank at least 15 days written notice; and, within 30 days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request.

(J) Additional Guaranties. As requested by the Bank, cause Borrower's majority-owned subsidiaries (whether now existing or hereafter created by the Borrower) to execute and deliver to the Bank an unconditional guaranty substantially in the form attached hereto as Exhibit "E".

(K) Accounts. Maintain the primary operating accounts of the Borrower and its subsidiaries with the Bank.

SECTION 4.02. NEGATIVE COVENANTS OF THE BORROWER. So long as any amount payable hereunder or under the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will not (nor will it permit any of its subsidiaries to):

(A) Liens, Etc. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any properties of the Borrower or its subsidiaries, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt. "Debt" means (A) indebtedness for borrowed money or for the deferred purchase price of property or services, (B) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (C) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above, and
(D) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA").

(B) Dividends, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its stock, preferred or otherwise, now or hereafter outstanding, or make any distribution of assets to its shareholders in excess of $100,000 per year.

(C) Debt. Create, incur, assume or permit to exist any Debt or any other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except (1) the liabilities of the Borrower to the Bank for money borrowed hereunder, (2) those trade payables incurred in the ordinary course of business, (3) unsecured indebtedness of the Borrower and its subsidiaries in amounts not exceeding $5,000,000 in the aggregate, and (4) those obligations set forth on Schedule 4.02(D).

(D) Other Expenditures. Incur capital expenditures, lease obligations (whether classified as capital or operating leases) or other expenditures resulting in an aggregate amount of expenditures for the Borrower and its subsidiaries in any fiscal year in excess of $5,000,000.

(E) Merger, Consolidation, Acquisitions, Transfers of Assets. Without the prior written consent of the Bank (which consent shall not be unreasonably withheld or delayed), merge into or consolidate with any corporation or other entity; make any substantial change in the nature of the business of the Borrower or its subsidiaries or recapitalize, reclassify or repurchase any of stock of the Borrower or its subsidiaries, acquire any other enterprise or entity or all or substantially all of the assets of any other entity; sell, lease, assign, transfer or otherwise dispose of all or substantially all of the assets of the Borrower or any of its subsidiaries.

(F) Change in Management. Change the current management of TSA or ACI, which the Borrower represents to the Bank to be as follows:

         TSA:       Chairman--Gregory J. Duman
                    Interim Chief Executive Officer/President--Larry G. Fendley Chief Financial Officer--Dwight G. Hanson

         ACI:       President--Mark R. Vipond
                    Treasurer--Dwight G. Hanson

Provided, however, that the Bank acknowledges that TSA is currently engaged in an executive search process for the purpose of selecting a new Chief Executive Officer/President to serve on a permanent basis. Such selection and replacement shall not constitute a violation of this paragraph.

(G) Change in Location of Offices. Change the location of the chief executive offices of TSA or ACI from their current chief executive offices located in Omaha, Nebraska.

(H) Guarantees. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for any liabilities or obligations of any other person or entity, except for guarantees by the Borrower of indebtedness otherwise permitted under Section 4.02(C) of this Agreement which is incurred by a Primary Subsidiary.

(I) Loans, Advances, Investments. Without the Bank's prior written consent (which consent shall not be unreasonably withheld or delayed), make any loans or advances to or investment in any person or entity, other than: (1) trade accounts receivable generated in the ordinary course of business, and (2) loans made pursuant those existing commitments described in Schedule 4.02(J) attached hereto.

(J) Futures Transactions. Use Advances to purchase, assume or hold any position in any commodity futures, market or exchange.

(K) Factoring Arrangements. Enter into any factoring arrangements or other transactions pursuant to which accounts are sold, except that so long as no Event of Default (or event which with the passage of time or the giving of notice or both, would become an Event of Default) has occurred:

         (1) The Borrower may from time to time sell specifically identified accounts to Fleet pursuant to the Fleet Factoring Agreement if either:

                  (a) The accounts to be sold are not Eligible Domestic Accounts or Eligible Foreign Accounts; or

                  (b)      The   following    requirements   shall   have   been
                  satisfied:

                           (i) The Borrower shall have provided the Bank with not less than three (3) Business Days' advance written notice of its intent to sell such accounts, which notice shall include: (A) an itemization of the specific accounts to be sold, the amounts thereof, and the purchase price therefor, (B) copies of any documentation reflecting such sale, (C) a then-current Borrowing Base Certificate reflecting the exclusion of such accounts; and (D) a then current Compliance Certificate; and

                           (ii) The Bank shall have determined that, after exclusion of the accounts to be sold from the Borrowing Base, the aggregate amount of all Advances outstanding, together with all Advance Requests Pending, does not exceed an amount equal to: (A) eighty-five percent (85%) of Eligible Domestic Accounts, plus (B) the lesser of (1) fifty percent (50%) of Eligible Foreign Accounts, or (2) fifty percent of the aggregate amount of all Advances outstanding and Advance Requests pending (the sum of (A) plus (B) is hereinafter referred to as the "Factoring Limit").

         (2) The Borrower may from time to time sell specifically identified accounts to other parties pursuant to other factoring arrangements if either:

                  (a) The accounts to be sold are not Eligible Domestic Accounts or Eligible Foreign Accounts, and the Borrower shall have provided the Bank with reasonable advance written notice (in no event less than three (3) business days) of its intent to sell such accounts, which notice shall include: (A) an itemization of the specific accounts to be sold, the amounts thereof, and the purchase price therefor, (B) copies of any documentation reflecting such sale, (C) a statement indicating that the accounts to be sold are neither Eligible Foreign Accounts nor Eligible Domestic Accounts, (D) a then-current Borrowing Base Certificate; and (E) a then current Compliance Certificate; or

                  (b)      The   following    requirements   shall   have   been
                  satisfied:

                           (i) The Borrower shall have provided the Bank with not less than ten (10) Business Days' advance written notice of its intent to sell such accounts, which notice shall include: (A) an itemization of the specific accounts to be sold, the amounts thereof, and the purchase price therefor, (B) copies of any documentation reflecting such sale, (C) a then-current Borrowing Base Certificate reflecting the exclusion of such accounts; and (D) a then current Compliance Certificate; and

                           (ii) The Bank shall have determined that, after exclusion of the accounts to be sold from the Borrowing Base, the aggregate amount of all Advances outstanding, together with all Advance Requests Pending, does not exceed the Factoring Limit;

The Fleet Factoring Agreement, together with any and all agreements entered into pursuant to Section 4.02(K)(2), are collectively referred to herein as the "Factoring Agreements." In no event shall any accounts which are subject to any Factoring Agreement be included in the calculation of the Borrowing Base or the Factoring Limit at any time.

                                    ARTICLE V
                                EVENTS OF DEFAULT

SECTION 5.01.     EVENTS OF DEFAULT.

(A) Events of Default. Any of the following events shall constitute an "Event of Default" hereunder:

         (1) The Borrower shall fail to pay any amount payable hereunder or under the Note when due; or

         (2) Any representation or warranty made by the Borrower or any Primary Subsidiary, and/or any of their respective officers under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (3) The Borrower or any of its subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice ("Notice Period") thereof shall have been given to the Borrower by the Bank, provided, however, that during the Notice Period the Bank may suspend the making of Advances; or

         (4) The Borrower or any of its subsidiaries shall fail to pay any Material Indebtedness (defined below) to any party (excluding indebtedness evidenced by the Note) or any interest or premium thereon, when due (whether by scheduled maturity, required repayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or any other default under any agreement or instrument relating to any such Material Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required repayment), prior to the stated maturity thereof (as used herein, the words "Material Indebtedness" shall mean any indebtedness or obligation where the aggregate amount due or subject to acceleration upon default is in excess of $1,000,000); or

         (5) The Borrower or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a debtor or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any action to authorize any of the actions set forth above in this subsection (5); or

         (6) Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any of its subsidiaries and either:

                  (a) enforcement proceeding shall have been commenced by any creditor upon such judgment or order, or

                  (b) the Borrower (or subsidiary, as applicable) shall have failed to supersede such judgment or order with a surety reasonably acceptable to the Bank on or before the lapse of the time period for appeal thereof or therefrom;

         (7) Any material provision of any of the Loan Documents shall for any reason cease to be valid and binding on the Borrower or any Primary Subsidiary, or the Borrower or any Primary Subsidiary shall so state or assert in writing;

         (8) The Security Agreements or Pledge Agreements shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby;

         (9) The acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of either TSA or ACI.

         (10)     Any  event  of  default   specified  under  any  of  the  Loan
         Documents.

         (11) There shall occur or exist any facts which lead the Bank to believe in good faith that the Borrower will not, or will be unable to, pay when due any amounts due under this Agreement or any of the Loan Documents.

(B) Remedies. Upon the occurrence of any Event of Default, the Bank may declare its obligation to make Advances to be terminated or suspended as the Bank may determine, whereupon the same shall forthwith terminate, and the Bank may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and may exercise all rights and remedies provided in any Loan Document and/or by applicable law, provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of the Bank to make Advances shall automatically be terminated and (y) the Note, all such interest and all such amounts shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.02. NOTICES, ETC. All notices and other communications provided for under any Loan Document shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, cabled, faxed or delivered, if to the Borrower, at its address at 224 South 108th Avenue, Omaha, Nebraska 68154, Attention: Chief Financial Officer, and if to the Bank, at its address at 8800 West Center Road, Omaha, Nebraska 68124, Attention:
Kevin D. Munro, Vice President, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telexed, faxed or cabled, be effective when received or confirmed by telex answerback, respectively, except that notices to the Bank pursuant to the provisions of
Article I shall not be effective until actually received by the Bank. Notwithstanding the other provisions of this Section 6.02, the Bank may accept oral borrowing notices pursuant to Section 1.02 hereof, provided that the Bank shall incur no liability to the Borrower in acting on any such communication that the Bank believes to have been given by a person authorized to give such notice on behalf of the Borrower. Any confirmation sent by the Bank to the Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes as to the Borrower.

SECTION 6.03. NO WAIVER, REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 6.04.     ACCOUNTING   TERMS.  All  accounting  terms  not  specifically
defined herein shall be construed in accordance with GAAP.

SECTION 6.05. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand:

(A) Closing Costs. All costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents (whether or not the transaction contemplated by the Loan Documents is consummated), including, without limitation, on-site collateral examinations and due diligence, the reasonable fees and out-of-pocket expenses of counsel for the Bank (who may be in-house counsel for the Bank), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes (excluding income taxes of the Bank) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees;

(B) Enforcement Costs. All costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of the Loan Documents and the other documents to be delivered in connection with the Loan Documents, including without limitation all such costs and expenses related directly or indirectly to any enforcement, sale, collection or disposition of collateral or incurred directly or indirectly with respect to any litigation or bankruptcy proceeding.

SECTION 6.06. RIGHT OF SETOFF. If any payment of principal, interest or other sums is not made when due, or upon the occurrence of any other Event of Default, the Bank is hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Bank shall have made any demand under such Loan Document and irrespective of whether or not such deposits, indebtedness or such obligations may be unmatured or contingent, and although the amount of such deposits may be in excess of the Bank's share of the obligations and Advances. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

SECTION 6.07. SEVERABILITY. Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

SECTION 6.08.     CONSENT TO JURISDICTION AND SERVICE.

(A) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEBRASKA STATE OR FEDERAL COURT SITTING IN OMAHA, NEBRASKA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEBRASKA STATE COURT OR IN SUCH FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(B) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 6.02. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(C) NOTHING IN THIS SECTION 6.08 SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

SECTION 6.09. BINDING EFFECT, GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not assign any of its respective rights hereunder or any interest herein without the prior written consent of the Bank. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Nebraska without regard to principles of conflicts of laws.

SECTION 6.10. INDEMNIFICATION. The Borrower hereby indemnifies and holds the Bank harmless from and against and shall reimburse the Bank with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against the Bank at any time and from time to time by reason of or arising out of: (1) the breach of any representation or warranty of the Borrower or any Primary Subsidiary as set forth in this Agreement or any Loan Document to which the Borrower or any Primary Subsidiary is a party, (2) the failure of the Borrower or any Primary Subsidiary to perform any obligation in this Agreement or any Loan Document to which the Borrower or such Primary Subsidiary is a party, required to be performed by the Borrower or such Primary Subsidiary, or (3) the exercise of any rights of the Bank under the Loan Documents, including, without limitation, attempts to realize on any collateral. The indemnification obligations of the Borrower under this section shall survive the repayment of all Advances and the termination of this Agreement.

SECTION 6.11. WAVIER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION THEREWITH.

SECTION 6.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. This Agreement shall be effective only when accepted by the Bank, as indicated by the signature of its duly authorized officers set forth below.

SECTION 6.13. ENTIRE AGREEMENT. This Agreement and the Loan Documents constitute the entire understanding between the Borrower and the Bank with respect to the subject matter hereof, and supersedes all prior written or oral understandings. This Agreement may not be modified, amended or terminated except by a written agreement signed by the party against whom enforcement is sought.

SECTION 6.14.     OBLIGATIONS JOINT AND SEVERAL.

(A) Obligations Joint and Several. In the event that the Borrower consists of more than one individual or entity, each Borrower expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each and every Advance, and hereby acknowledges and undertakes, together with each other Borrower, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower under this Agreement and the other Loan Documents (including, without limitation, any and all post-petition interest and expenses whether or not allowed under any bankruptcy, insolvency or other similar law)(collectively, the "Obligations"). Each Borrower hereby acknowledges that this Agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower further agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing and irrevocable. Each Borrower expressly waives any requirement that the Bank exhaust any right, power or remedy and proceed against any other Borrower under this Agreement or any other Loan Documents, or against any Primary Subsidiary or other person under any guaranty of, or security for, any of the Obligations.

(B) Joint and Several Obligations Absolute. If acceleration of the time for payment of any amount payable by a Borrower with respect to the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any other Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower hereunder forthwith on demand by the Bank. Each Borrower hereby agrees that its joint and several liability for the Obligations of any other Borrower (the "Other Obligations") under this Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Borrower: (a) the taking or accepting of collateral as security for any or all of the Other Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Other Obligations; (b) any partial release of the liability of any Borrower hereunder; (c) any disability of the other Borrower, or the dissolution, insolvency, or bankruptcy of any other Borrower or any other party at any time liable for the payment of any or all of the Other Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Other Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Bank to any other Borrower or any other party ever liable for any or all of the Other Obligations; (f) any neglect, delay, omission, failure, or refusal of the Bank to take or prosecute any action for the collection of any of the Other Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (g) the unenforceability or invalidity of any or all of the Other Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (h) any payment by any other Borrower or any other party to the Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Other Obligations;
(j) the non-perfection of any security interest or lien securing any or all of the Other Obligations; (k) any impairment of any collateral securing any or all of the Other Obligations; (l) the failure of the Bank to sell any collateral securing any or all of the Other Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any other Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any other Borrower (other than payment of the Other Obligations).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:                      TRANSACTION SYSTEMS ARCHITECTS,
                               INC., a Delaware corporation


                               By:  /s/ Dwight G. Hanson
                                  ------------------------
                                    Dwight G. Hanson, Senior Vice
                                    President and Chief Financial Officer



                               ACI WORLDWIDE INC.,
                               a Nebraska corporation


                               By:  /s/ Dwight G. Hanson
                                  ------------------------
                                    Dwight G. Hanson, Treasurer
                                    and Attorney-in-fact



BANK:                          U.S. BANK NATIONAL ASSOCIATION,
                               a national banking association


                               By:  /s/ Kevin D. Munro
                                  ------------------------
                                    Kevin D. Munro, Vice President







A LOAN AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISSAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH ANY LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH ANY LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

                   EXHIBIT/SCHEDULE LIST TO CREDIT AGREEMENT

         Exhibit A         Form of Borrowing Base Certificate

         Exhibit B         Form of Promissory Note

         Exhibit C         Form of Pledge Agreement

         Exhibit D         Form of Security Agreement

         Exhibit E         Form of Guaranty

         Exhibit F         Form of Opinion of Borrower's Counsel

         Exhibit G         Form of Intercreditor Agreement

         Exhibit H         Form of Compliance Certificate

         Schedule 1.03(B)  Primary Subsidiaries

         Schedule 3.01(G)  Existing Defaults

         Schedule 3.01(H)  Transfers of Assets

         Schedule 3.01(I)  Pending Litigation

         Schedule 4.01(G)  Anticipated Extraordinary Cash Charges

         Schedule 4.02(D)  Permitted Debt

         Schedule 4.02(J)  Permitted Loans